UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2022 (the “Effective Date”), Sarepta Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “2022 Letter Agreement”) with Douglas S. Ingram, the Company’s President and Chief Executive Officer, amending each of the following agreements between the Company and Mr. Ingram: (i) Performance Stock Option Award Agreement (the “Stock Option Agreement”), dated June 26, 2017; (ii) Change in Control and Severance Agreement, effective June 26, 2017, as amended by letter agreement dated June 26, 2018 (the “CIC Agreement”); and (iii) Employment Agreement, dated as of June 26, 2017, as amended by letter agreement dated June 26, 2018 (the “Employment Agreement”). Although the vesting period under the Stock Option Agreement was set to end on June 26, 2022 (the fifth anniversary of the date of the option grant), the Company determined that it was necessary, appropriate and in the best interests of the Company and its stockholders to enter into the 2022 Letter Agreement to provide certainty to investors and employees in advance of the expiration of Mr. Ingram’s contract, and to retain and incentivize him.

Amendment to Stock Option Agreement

In consideration of the compounded annual growth (“CAGR”) of the Company’s common stock and significant over-performance relative to the Nasdaq Biotech Index from the grant date of the option under the Stock Option Agreement to the Effective Date, the 2022 Letter Agreement amends the vesting schedule of the Stock Option Agreement to provide that 33.33% of the option will be vested on the Effective Date. In determining changes to the option, including the appropriate amount that should be vested on the Effective Date, 16.67% of the option would have vested in accordance with the original vesting schedule contained in the Stock Option Agreement as in effect prior to the Effective Date, based on the 20-day trading average of the Company’s common stock immediately preceding the Effective Date (rather then immediately preceding June 26, 2022, the fifth anniversary of the date of grant of the option). The remainder of the 33.33% of the option (i.e., an incremental 16.66%) was near the CAGR-adjusted vesting price for April 19, 2022 to meet the terms of the original agreement and is being accelerated in recognition of Mr. Ingram’s strong performance, extensive experience in the Company’s industry, overall compensation as compared to the compensation paid in the Company’s peer group and the competitive landscape for talent.

The remaining unvested portion of the option shall vest in varying increments at any time between the Effective Date and June 26, 2025 (the “Measurement Period”) if the Company’s common stock (based on the average of the closing price during any consecutive 20 trading day period during the Measurement Period) reaches any of the following levels: $105.74, $128.65, $155.37 and $186.36 (each a “Company Target Stock Price”), subject to Mr. Ingram’s continued service through each applicable vesting date and the Company’s CAGR exceeds the CAGR of the Nasdaq Biotech Index in varying percentages (as set forth in the 2022 Letter Agreement) measured during the same period. The Company Target Stock Prices were calculated using the CAGR of the per share exercise price of the option from the date of grant until the fifth anniversary of the date of grant, using five percent increments starting with 25% CAGR and ending with 40% CAGR. The percentages of the option that will vest based on attainment of each Company Target Stock Price remain unchanged from the vesting percentages contained in the Stock Option Agreement as in effect immediately prior to the effective date of the 2022 Letter Agreement.

The 2022 Letter Agreement also adds a holding period with respect to any shares acquired pursuant to the exercise of any portion of the option. As of the Effective Date, Mr. Ingram will not be permitted during the Holding Period (as defined below) to sell or otherwise transfer or dispose of any of the shares acquired pursuant to the exercise of any portion of the option after deduction of any shares withheld or sold to pay the applicable aggregate exercise price and/or withholding taxes applicable to the exercise of the relevant portion of the option (other than certain transfers permitted for estate planning purposes where the transferee would be subject to the Holding Period).

“Holding Period” is defined in the 2022 Letter Agreement as the one year period commencing on the exercise of any portion of the stock option, except that the Holding Period shall automatically end on the earliest to occur of the following: a Change in Control, Mr. Ingram’s death or disability, termination of Mr. Ingram by the Company without “Cause,” termination by Mr. Ingram with “Good Reason”, or Mr. Ingram’s termination following non-renewal by the Company and Mr. Ingram of the “Employment Term” as provided in Section 2 of the Employment Agreement (and as each such term is defined in the Employment Agreement).

The Company expects to incur a significant non-cash accounting charge in connection with the 2022 Letter Agreement, which will be disclosed in the Company’s upcoming filings on Form 10-Q in 2022.

Amendment to Change in Control and Severance Agreement

The 2022 Letter Agreement amends the CIC Agreement to provide that in the event of a “Covered Termination” during a “Change in Control Period” (each as defined in the CIC Agreement), any unvested portion of the option shall become vested with respect to that number of shares subject to the option that would have vested upon achievement of any of the Company Target Stock Price goals if the CAGR in the closing price of the Company’s common stock from the Effective Date to the date of the Change in Control (as defined in the CIC Agreement) (“CIC CAGR Company”) equals or exceeds the CAGR of the closing price of the Company’s common stock during the Measurement Period that would have been required to achieve the corresponding Company Stock Target Price on June 26, 2025, subject to the vesting percentages set forth in the Stock Option Agreement and the extent to which the Company CIC CAGR (from the Effective Date to the date of the Change in Control) exceeds the Biotech Index CAGR (from the date of grant to the date of the Change in Control). However, no such vesting shall occur if the sale price of the Company’s common stock paid in a Change in Control (the “CIC Price”) occurring at any time during the 18-month period commencing on the Effective Date does not equal at least $130 per share. If the CIC Price is less than $130 per share during such 18-month period, the portion of the option that corresponds to the next applicable vesting column in the vesting table in the Stock Option Agreement (taking into account the extent to which the Company CIC CAGR exceeds the Biotech Index CAGR) shall vest on the Covered Termination during the Change in Control Period. Any portion of the option that does not vest under these provisions shall be immediately forfeited.

Amendment to Employment Agreement

The 2022 Letter Agreement amends the Employment Agreement for consistency with the changes to the Stock Option Agreement described above and also provides that Mr. Ingram will become eligible for any future annual equity incentive awards after his first eight years of employment. In addition, outside of a Change of Control, in the event of a termination of Mr. Ingram by the Company without “Cause,” termination by Mr. Ingram with “Good Reason”, or Mr. Ingram’s termination following non-renewal by the Company, the option will continue to be eligible to vest for one year from the date of such termination, but in no event will vesting occur after June 26, 2025. Any portion of the option that does not vest within such one-year period shall be forfeited.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete copy of the 2022 Letter Agreement, which is filed as exhibit 10.1 to this Form 8-K. Except as amended by the 2022 Letter Agreement, the Stock Option Agreement, CIC Agreement and Employment Agreement remain in effect in accordance with their terms.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	Letter Agreement, dated April 19, 2022, between Sarepta Therapeutics, Inc. and Douglas S. Ingram

104	The cover page from this Current Report on Form 8-K of Sarepta Therapeutics, Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: April 21, 2022	By:	/s/ Ryan E. Brown
Ryan E. Brown
Senior Vice President, General Counsel